Rule 424b3

File No. 333154266

AMERICAN DEPOSITARY
SHARES
One 1 American Depositary Share
represents
OneTenth of One 110 Share

THE BANK OF NEW YORK
MELLON
AMERICAN DEPOSITARY
RECEIPT
FOR COMMON STOCK OF
KERING
INCORPORATED UNDER
THE LAWS OF FRANCE
       The Bank of New York
Mellon, as depositary hereinafter
called the Depositary, hereby
certifies i that there have been
deposited with the Depositary or
its agent, nominee, custodian,
clearing agency or correspondent,
the securities described above
Shares or evidence of the right to
receive such Shares, ii that at the
date hereof each American
Depositary Share evidenced by
this Receipt represents the amount
of Shares shown above, and that

or registered assigns IS THE
OWNER OF  AMERICAN
DEPOSITARY SHARES
hereby evidenced and called, and
except as otherwise herein
expressly provided, is entitled upon
surrender at the Corporate Trust
Office of the Depositary, New
York, New York of this Receipt
duly endorsed for transfer and
upon payment of the charges as
provided on the reverse of this
Receipt and in compliance with
applicable laws or governmental
regulations, at Owners option 1 to
delivery at the office of the agent,
nominee, custodian, clearing
agency or correspondent of the
Depositary, to a person specified
by Owner, of the amount of
Deposited Securities represented
hereby or evidence of the right to
receive the same or 2 to have
such Deposited Securities
forwarded at his cost and risk to
him at the Corporate Trust Office
of the Depositary.  The words
Deposited Securities wherever
used in this Receipt shall mean the
Shares deposited under the
agreement created by the
Receipts as hereinafter defined
including such evidence of the
right to receive the same, and any
and all other securities, cash and
other property held by the
Depositary in place thereof or in
addition thereto as provided
herein.  The word Owner
wherever used in this Receipt shall
mean the name in which this
Receipt is registered upon the
books of the Depositary from time
to time.  The Depositarys
Corporate Trust Office is located
at a different address than its
principal executive office. Its
Corporate Trust Office is located
at 101 Barclay Street, New York,
New York 10286, and its principal
executive office is located at One
Wall Street, New York, New
York 10286.
             1.
                    RECEIP
TS.
       This American Depositary
Receipt this Receipt is one of a
continuing issue of American
Depositary Receipts collectively,
the Receipts, all evidencing rights
of like tenor with respect to the
Deposited Securities, and all
issued or to be issued upon the
terms and subject to the conditions
herein provided, which shall
govern the continuing arrangement
by the Depositary with respect to
initial deposits as well as the rights
of holders and Owners of
Receipts subsequent to such
deposits.
       The issuer of the Receipts
is deemed to be the legal entity
resulting from the agreement
herein provided for.
       The issuance of Receipts
against deposits generally may be
suspended, or the issuance of
Receipts against the deposit of
particular Shares may be withheld,
if such action is deemed necessary
or advisable by the Depositary at
any time and from time to time
because of any requirements of
any government or governmental
body or commission or for any
other reason.  The Depositary
assumes no liability with respect to
the validity or worth of the
Deposited Securities.
             2.
                    TRANSF
ER OF RECEIPTS.
       Until the surrender of this
Receipt in accordance with the
terms hereof, the Depositary will
maintain an office in the Borough
of Manhattan, The City of New
York, for the registration of
Receipts and transfers of Receipts
where the Owners of the Receipts
may, during regular business
hours, inspect the transfer books
maintained by the Depositary that
list the Owners of the Receipts.
 The transfer of this Receipt is
registrable on the books of the
Depositary at its Corporate Trust
Office by the holder hereof in
person or by duly authorized
attorney, upon surrender of this
Receipt properly endorsed for
transfer or accompanied by proper
instruments of transfer and funds
sufficient to pay any applicable
transfer taxes, and the fees and
expenses of the Depositary and
upon compliance with such
regulations, if any, as the
Depositary may establish for such
purpose.  This Receipt may be
split into other such Receipts, or
may be combined with other such
Receipts into one Receipt,
representing the same aggregate
number of American Depositary
Shares as the Receipt or Receipts
surrendered.  Upon such split or
combination not involving a
transfer, a charge will be made as
provided herein.  The Depositary
may close the transfer books at
any time or from time to time
when deemed expedient by it in
connection with the performance
of its duties hereunder.
             3.
                    PROOF
OF CITIZENSHIP OR
RESIDENCE.
       The Depositary may
require any holder or Owner of
Receipts, or any person presenting
securities for deposit against the
issuance of Receipts, from time to
time, to file such proof of
citizenship or residence and to
furnish such other information, by
affidavit or otherwise, and to
execute such certificates and
other instruments as may be
necessary or proper to comply
with any laws or regulations
relating to the issuance or transfer
of Receipts, the receipt or
distribution of dividends or other
property, or the taxation thereof or
of receipts or deposited securities,
and the Depositary may withhold
the issuance or registration of
transfer of any Receipt or
payment of such dividends or
delivery of such property from any
holder, Owner or other person, as
the case may be, who shall fail to
file such proofs, certificates or
other instruments.
             4.
                    TRANSF
ERABILITY
RECORDOWNERSHIP.
       It is a condition of this
Receipt and every successive
holder and Owner of this Receipt
by accepting or holding the same
consents and agrees, that title to
this Receipt, when properly
endorsed or accompanied by
proper instruments of transfer, is
transferable by delivery with the
same effect as in the case of a
negotiable instrument provided,
however, that prior to the due
presentation of this Receipt for
registration of transfer as above
provided, and subject to the
provisions of Article 9 below, the
Depositary, notwithstanding any
notice to the contrary, may treat
the person in whose name this
Receipt is registered on the books
of the Depositary as the absolute
owner hereof for the purpose of
determining the person entitled to
distribution of dividends and for
any other purpose.
             5.
                    TAX
LIABILITY.
       The Depositary shall not
be liable for any taxes or
governmental or other
assessments or charges that may
become payable in respect of the
Deposited Securities, but a ratable
part of any and all of the same,
whether such tax, assessment or
charge becomes payable by
reason of any present or future
law, statute, charter provision,
bylaw, regulation or otherwise,
shall be payable by the Owner
hereof to the Depositary at any
time on request.  Upon the failure
of the holder or Owner of this
Receipt to pay any such amount,
the Depositary may sell for
account of such Owner an amount
of the Deposited Securities equal
to all or any part of the amount
represented by this Receipt, and
may apply the proceeds in
payment of such obligations, the
Owner hereof remaining liable for
any deficiency.
             6.
                    REPRES
ENTATIONS AND
WARRANTIES.
       Every person presenting
Shares for deposit shall be deemed
thereby to represent and warrant
that such Shares and each
certificate, if any, therefor are
validly issued, fully paid and
nonassessable, that such Shares
were not issued in violation of any
preemptive or similar rights of the
holders of any securities and that
the person making such deposit is
duly authorized so to do.  Every
such person shall also be deemed
to represent that the deposit of
such securities and the sale of
American Depositary Shares
representing such Shares by that
person in the United States are not
restricted under the Securities Act
of 1933, as amended the
Securities Act of 1933.  Such
representations and warranties
shall survive the deposit of such
securities and issuance of
Receipts.
       This Receipt is issued
subject, and all rights of the holder
or Owner hereof are expressly
subject, to the terms and
conditions set forth on both sides
of this Receipt, all of which form a
part of the agreement evidenced in
this Receipt and to all of which the
holder or Owner hereof by
accepting this Receipt consents.
             7.
                    REPOR
TS OF ISSUER OF
DEPOSITED SECURITIES
VOTING RIGHTS.
       As of the date of the
establishment of the program for
issuance of Receipts by the
Depositary, the Depositary
believed, based on limited
investigation, that the issuer of the
Deposited Securities either i
furnished the Securities and
Exchange Commission the
Commission with certain public
reports and documents required by
foreign law or otherwise or ii
published information in English on
its Internet website at
httpwww.kering.com or another
electronic information delivery
system generally available to the
public in its primary trading
market, in either case in
compliance with Rule 12g32b
under the Securities and Exchange
Act of 1934 as in effect and
applicable to that issuer at that
time.  However, the Depositary
does not assume any duty to
determine if the issuer of the
Deposited Securities is complying
with the current requirements of
Rule 12g32b or to take any action
if that issuer is not complying with
those requirements.
       The Depositary shall be
under no obligation to give notice
to the holder or Owner of this
Receipt of any meeting of
shareholders or of any report of or
communication from the issuer of
the Deposited Securities, or of any
other matter concerning the affairs
of such issuer, except as herein
expressly provided.  The
Depositary undertakes to make
available for inspection by holders
and Owners of the Receipts at its
Corporate Trust Office, any
reports and communication
received from the issuer of the
Deposited Securities that are both
i received by the Depositary as the
holder of the Deposited Securities
and ii made generally available to
the holders of the Deposited
Securities by the issuer thereof.
 Such reports and communications
will be available in the language in
which they were received by the
Depositary from the issuer of the
Deposited Securities, except to the
extent, if any, that the Depositary
in its sole discretion elects to both i
translate into English any of such
reports or communications that
were not in English when received
by the Depositary and ii make
such translations, if any, available
for inspection by holders and
Owners of the Receipts.  The
Depositary has no obligation of
any kind to translate any of such
reports or communications or to
make such translation, if any,
available for such inspection.
       The Depositary may, in its
discretion, exercise, in any
manner, or not exercise, any and
all voting rights that may exist in
respect of the Deposited
Securities.  The Depositary may,
but assumes no obligation to, notify
Owners of an upcoming meeting
of holders of Deposited Securities
or solicit instructions from Owners
as to the exercise of any voting
rights with respect to the
Deposited Securities. Upon the
written request of the Owner of
this Receipt and payment to it of
any expense involved, the
Depositary may, in its sole
discretion, but assumes no
obligation to, exercise any voting
rights with respect to the amount
of the Deposited Securities
represented by the American
Depositary Shares evidenced by
this Receipt in accordance with
that request.
             8.
                    DISTRI
BUTIONS.
       Until the surrender of this
Receipt, the Depositary a shall
distribute or otherwise make
available to the Owner hereof, at a
time and in such manner as it shall
determine, any distributions of
cash, Shares or other securities or
property other than subscription or
other rights and b may distribute or
otherwise make available to the
Owner hereof, at a time and in
such manner as it shall determine,
any distributions of subscription or
other rights, in each case received
with respect to the amount of
Deposited Securities represented
hereby, after deduction, or upon
payment of the fees and expenses
of the Depositary described in
Article 13 below, and the
withholding of any taxes in respect
thereof provided, however, that
the Depositary shall not make any
distribution for which it has not
received satisfactory assurances,
which may be an opinion of United
States counsel, that the distribution
is registered under, or is exempt
from or not subject to the
registration requirements of, the
Securities Act of 1933 or any
other applicable law.  If the
Depositary is not obligated, under
the preceding sentence, to
distribute or make available a
distribution under the preceding
sentence, the Depositary may sell
such Shares, other securities,
subscription or other rights,
securities or other property, and
the Depositary shall distribute the
net proceeds of a sale of that kind
to the Owners entitled to them,
after deduction or upon payment
of the fees and expenses of the
Depositary described in Article 13
below and the withholding of any
taxes in respect thereof.  In lieu of
distributing fractional American
Depositary Shares for distributed
Shares or other fractional
securities, the Depositary may, in
its discretion, sell the amount of
securities or property equal to the
aggregate of those fractions.  In
the case of subscription or other
rights, the Depositary may, in its
discretion, issue warrants for such
subscription or other rights andor
seek instructions from the Owner
of this Receipt as to the disposition
to be made of such subscription or
other rights.  If the Depositary
does not distribute or make
available to Owners or sell
distributed subscription or other
rights, the Depositary shall allow
those rights to lapse.  Sales of
subscription or other rights,
securities or other property by the
Depositary shall be made at such
time and in such manner as the
Depositary may deem advisable.
       If the Depositary shall find
in its opinion that any cash
distribution is not convertible in its
entirety or with respect to the
Owners of a portion of the
Receipts, on a reasonable basis
into U.S. Dollars available to it in
the City of New York, or if any
required approval or license of any
government or agency for such
conversion is denied or is not
obtainable within a reasonable
period, the Depositary may in its
discretion make such conversion
and distribution in U.S. Dollars to
the extent possible, at such time
and rates of conversion as the
Depositary shall deem appropriate,
to the Owners entitled thereto and
shall with respect to any such
currency not converted or
convertible either i distribute such
foreign currency to the holders
entitled thereto or ii hold such
currency for the respective
accounts of such Owners
uninvested and without liability for
interest thereon, in which case the
Depositary may distribute
appropriate warrants or other
instruments evidencing rights to
receive such foreign currency.
             9.
                    RECOR
D DATES ESTABLISHED BY
DEPOSITARY.
       Whenever any cash
dividend or other cash distribution
shall become payable or any
distribution other than cash shall
be made, or whenever rights shall
be offered, with respect to
Deposited Securities, or whenever
the Depositary shall receive notice
of any meeting of Owners of
Deposited Securities, or whenever
it is necessary or desirable to
determine the Owners of
Receipts, the Depositary will fix a
record date for the determination
of the Owners generally or the
Owners of Receipts who shall be
entitled to receive such dividend,
distribution or rights, or the net
proceeds of the sale thereof, to
give instructions for the exercise
of voting rights at any such
meeting or responsible for any
other purpose for which the record
date was set.
             10.
                    CHANG
ES AFFECTING DEPOSITED
SECURITIES.
       Upon i any change in
nominal value or any subdivision,
combination or any other
reclassification of the Deposited
Securities, or ii any
recapitalization, reorganization,
sale of assets substantially as an
entirety, merger or consolidation
affecting the issuer of the
Deposited Securities or to which it
is a party, or iii the redemption by
the issuer of the Deposited
Securities at any time of any or all
of such Deposited Securities
provided the same are subject to
redemption, then and in any such
case the Depositary shall have the
right to exchange or surrender
such Deposited Securities and
accept and hold hereunder in lieu
thereof  other shares, securities,
cash or property to be issued or
delivered in lieu of or in exchange
for, or distributed or paid with
respect to, such Deposited
Securities.  Upon any such
exchange or surrender, the
Depositary shall have the right, in
its discretion, to call for surrender
of this Receipt in exchange upon
payment of fees and expenses of
the Depositary for one or more
new Receipts of the same form
and tenor as this Receipt, but
describing the substituted
Deposited Securities.  In any such
case the Depositary shall have the
right to fix a date after which this
Receipt shall only entitle the
Owner to receive such new
Receipt or Receipts.  The
Depositary shall mail notice of any
redemption of Deposited
Securities to the Owners of
Receipts, provided that in the case
of any redemption of less than all
of the Deposited Securities, the
Depositary shall select in such
manner as it shall determine an
equivalent number of American
Depositary Shares to be redeemed
and shall mail notice of redemption
only to the Owners of Receipts
evidencing those American
Depositary Shares.  The sole right
of the Owners of Receipts
evidencing American Depositary
Shares designated for redemption
after the mailing of such notice of
redemption shall be to receive the
cash, rights and other property
applicable to the same, upon
surrender to the Depositary and
upon payment of its fees and
expenses of the Receipts
evidencing such American
Depositary Shares.
             11.
                    LIABILI
TY OF DEPOSITARY.
       The Depositary shall not
incur any liability to any holder or
Owner of this Receipt i if by
reason of any provisions of any
present or future law of the United
States of America, any state
thereof, or of any other country, or
of any governmental or regulatory
authority, or by reason of any
provision, present or future, of the
charter or articles of association or
similar governing document of the
issuer or of the Deposited
Securities, the Depositary shall be
prevented, delayed or forbidden
from or subjected to any civil or
criminal penalty or extraordinary
expenses on account of doing or
performing any act or thing which
by the terms hereof it is provided
shall be done or performed, ii by
reason of any nonperformance or
delay, caused as specified in
clause i above, in the performance
of any act or thing which by the
terms of this Receipt it is provided
shall or may be done or
performed, iii by reason of any
exercise of, or failure to exercise,
any discretion provided for herein,
iv for the inability of any Owner or
holder to benefit from any
distribution, offering, right or other
benefit which is made available to
holders of Deposited Securities but
is not made available to Owners or
holders, v for any special,
consequential or punitive damages
for any breach of the terms of this
Receipt or vi arising out of any act
of God, terrorism or war or any
other circumstances beyond its
control.
       The Depositary shall not
be responsible for any failure to
carry out any requests to vote any
Deposited Securities or for the
manner or effect of any vote that
is cast either with or without the
request of any Owner, or for not
exercising any right to vote any
Deposited Securities.
       The Depositary does not
assume any obligation and shall
not be subject to any liability to
holders or Owners hereunder
other than agreeing to act without
negligence or bad faith in the
performance of such duties as are
specifically set forth herein.
       The Depositary shall be
under no obligation to appear in,
prosecute or defend, any action,
suit or other proceeding in respect
of any of the Deposited Securities
or in respect of the Receipts on
behalf of Owners or holders or
any other persons.  The
Depositary shall not be liable for
any action or nonaction by it in
reliance upon the advice of or
information from legal counsel,
accountants or any other persons
believed by it in good faith to be
competent to give such advice or
information.
       The Depositary, subject to
Article 14 hereof, may itself
become the owner of and deal in
securities of any class of the
issuer of the Deposited Securities
and in Receipts of this issue.
             12.
                    TERMI
NATION OF AGREEMENT
AND SURRENDER OF THIS
RECEIPT.
       The Depositary may at
any time terminate the agreement
evidenced by this Receipt and all
other Receipts by mailing notice of
such termination to the Owners of
all Receipts then outstanding at
their addresses appearing upon the
books of the Depositary, at least
thirty days prior to the date fixed
in such notice for termination.  On
and after such date of termination
the Owner hereof, upon surrender
of this Receipt at the Corporate
Trust Office of the Depositary,
will be entitled to delivery of the
amount of the Deposited
Securities represented hereby
upon the same terms and
conditions, and upon payment of a
fee at the rates provided herein
with respect to the surrender of
this Receipt for Deposited
Securities and on payment of
applicable taxes and charges.  The
Depositary may convert any
dividends received by it in cash
after the termination date into U.S.
Dollars as herein provided, and
after deducting therefrom the fees
of the Depositary and referred to
herein and any taxes and
governmental charges and shall
thereafter hold the balance of said
dividends for the pro rata benefit
of the Owners of the respective
Receipts.  As to any Receipts not
so surrendered within thirty days
after such date of termination the
Depositary shall thereafter have
no obligation with respect to the
collection or disbursement of any
subsequent dividends or any
subscriptions or other rights
accruing on the Deposited
Securities.  After the expiration of
three months from such date of
termination the Depositary may
sell any remaining Deposited
Securities in such manner as it
may determine, and may
thereafter hold uninvested the net
proceeds of any such sale or sales
together with any dividends
received prior to such sale or the
U.S. Dollars received on
conversion thereof, unsegregated
and without liability for any
interest thereon, for the pro rata
benefit of the Owners of the
Receipts that have not theretofore
been surrendered for cancellation,
such Owners thereupon becoming
general creditors of the Depositary
with respect to such net proceeds.
 After making such sale, or if no
such sale can be made after the
expiration of one year from such
date of termination, the Depositary
shall be discharged from all
obligations whatsoever to the
holders and Owners of the
Receipts except to make
distribution of the net proceeds of
sale and of such dividends after
deducting all fees, charges and
expenses of the Depositary or of
the Deposited Securities, in case
no sale can be made, upon
surrender of the Receipts.
             13.
                    CERTAI
N FEES AND CHARGES OF
THE DEPOSITARY.
       The Depositary may
charge any party depositing or
withdrawing Shares, any party
transferring or surrendering
Receipts, any party to whom
Receipts are issued including
issuance pursuant to a stock
dividend or stock split or an
exchange of stock or distribution
pursuant to Articles 8 or 10 or
Owners, as applicable, i fees for
the delivery or surrender of
Receipts and deposit or
withdrawal of Shares, ii fees for
distributing cash, Shares or other
property received in respect of
Deposited Securities, iii taxes and
other governmental charges, iv
registration or custodial fees or
charges relating to the Shares, v
cable, telex and facsimile
transmission expenses, vi foreign
currency conversion expenses and
fees, vii depositary servicing fees
and viii any other fees or charges
incurred by the Depositary or its
agents in connection with the
Receipt program.  The
Depositarys fees and charges may
differ from those of other
depositaries.  The Depositary
reserves the right to modify,
reduce or increase its fees upon
thirty 30 days notice to the Owner
hereof.  The Depositary will
provide, without charge, a copy of
its latest schedule of fees and
charges to any party requesting it.
       The Depositary may
charge fees for receiving deposits
and issuing Receipts, for delivering
Deposited Securities against
surrendered Receipts, for transfer
of Receipts, for splits or
combinations of Receipts, for
distribution of each cash or other
distribution on Deposited
Securities, for sales or exercise of
rights, or for other services
performed hereunder.  The
Depositary reserves the right to
modify, reduce or increase its fees
upon thirty 30 days notice to the
Owner hereof.  The Depositary
will provide, without charge, a
copy of its latest fee schedule to
any party requesting it.
             14.
                    PRERE
LEASE OF RECEIPTS.
       Notwithstanding any other
provision of this Receipt, the
Depositary may execute and
deliver Receipts prior to the
receipt of Shares PreRelease.
The Depositary may deliver
Shares upon the receipt and
cancellation of Receipts which
have been PreReleased, whether
or not such cancellation is prior to
the termination of such
PreRelease or the Depositary
knows that such Receipt has been
PreReleased.  The Depositary
may receive Receipts in lieu of
Shares in satisfaction of a
PreRelease.  Each PreRelease
will be a preceded or accompanied
by a written representation from
the person to whom Receipts or
Shares are to be delivered that
such person, or its customer, owns
the Shares or Receipts to be
remitted, as the case may be, b at
all times fully collateralized with
cash or such other collateral as the
Depositary deems appropriate,
c terminable by the Depositary on
not more than five 5 business days
notice, and d subject to such
further indemnities and credit
regulations as the Depositary
deems appropriate.  The number
of American Depositary Shares
which are outstanding at any time
as a result of PreReleases will not
normally exceed thirty percent
30% of the Shares deposited with
the Depositary provided, however,
that the Depositary reserves the
right to change or disregard such
limit from time to time as it deems
appropriate.
       The Depositary may
retain for its own account any
compensation received by it in
connection with the foregoing.
             15.
                    COMPL
IANCE WITH U.S.
SECURITIES LAWS.
       Notwithstanding any
terms of this Receipt to the
contrary, the Depositary will not
exercise any rights it has under
this Receipt to prevent the
withdrawal or delivery of
Deposited Securities in a manner
which would violate the United
States securities laws including,
but not limited to, Section 1A1 of
the General Instructions to the
Form F6 Registration Statement,
as amended from time to time,
under the Securities Act of 1933.
             16.
                    GOVER
NING LAW VENUE OF
ACTIONS JURY TRIAL
WAIVER.
       This Receipt shall be
interpreted and all rights hereunder
and provisions hereof shall be
governed by the laws of the State
of New York.
       All actions and
proceedings brought by any
Owner or holder of this Receipt
against the Depositary arising out
of or relating to the Shares or
other Deposited Securities, the
American Depositary Shares or
the Receipts, or any transaction
contemplated herein, shall be
litigated only in courts located
within the State of New York.
       EACH OWNER AND
HOLDER HEREBY
IRREVOCABLY WAIVES, TO
THE FULLEST EXTENT
PERMITTED BY
APPLICABLE LAW, ANY
RIGHT IT MAY HAVE TO A
TRIAL BY JURY IN ANY
SUIT, ACTION OR
PROCEEDING AGAINST THE
DEPOSITARY DIRECTLY OR
INDIRECTLY ARISING OUT
OF OR RELATING TO THE
SHARES OR OTHER
DEPOSITED SECURITIES,
THE AMERICAN
DEPOSITARY SHARES OR
THE RECEIPTS, OR ANY
TRANSACTION
CONTEMPLATED HEREIN,
OR THE BREACH HEREOF,
INCLUDING WITHOUT
LIMITATION, ANY
QUESTION REGARDING
EXISTENCE, VALIDITY OR
TERMINATION WHETHER
BASED ON CONTRACT,
TORT OR ANY OTHER
THEORY.
             17.
                    AMEND
MENT OF RECEIPTS.
       The form of the Receipts
and the agreement created
thereby may at any time and from
time to time be amended by the
Depositary in any respect which it
may deem necessary or desirable.
Any amendment which shall
prejudice any substantial existing
right of Owners shall not become
effective as to outstanding
Receipts until the expiration of
thirty 30 days after notice of such
amendment shall have been given
to the Owners of outstanding
Receipts provided, however, that
such thirty 30 days notice shall in
no event be required with respect
to any amendment which shall
impose or increase any taxes or
other governmental charges,
registration fees, cable, telex or
facsimile transmission costs,
delivery costs or other such
expenses. Every Owner and
holder of a Receipt at the time any
amendment so becomes effective
shall be deemed, by continuing to
hold such Receipt, to consent and
agree to such amendment and to
be bound by the agreement
created by Receipt as amended
thereby. In no event shall any
amendment impair the right of the
Owner of any Receipt to
surrender such Receipt and
receive therefor the amount of
Deposited Securities represented
by the American Depositary
Shares evidenced thereby, except
in order to comply with mandatory
provisions of applicable law.